UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2003

RENAL CARE GROUP, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27640	62-1622383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue
Suite 600
Nashville, TN 37203
(Address of Principal Executive Offices, including Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE

Item 5. Other Events.

     On August 15, 2003, the Board of Directors of Renal Care Group, Inc. received the resignation of Kenneth E. Johnson, Jr., M.D. as a director of the Company. The resignation of Dr. Johnson was not as a result from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. The vacancy on the Board of Directors has not yet been filled.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

	By:	/s/ R. Dirk Allison R. Dirk Allison Executive Vice President

Dated: September 3, 2003